“Important Special Shareholder Meeting to be held February 23, 2006:
— Balanced Fund shareholders will soon receive a proxy statement regarding an upcoming special Shareholder Meeting. Your vote is important to the Fund. Whether or not you plan to attend the Meeting in person and regardless of the number of shares you own, please complete, sign, date and return the proxy card promptly in the enclosed pre-addressed envelope or record your voting instructions telephonically or via the Internet. (If you have your control number click here to vote.) (click here to read the complete Proxy Statement)”